United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

August 15, 2011

Date of Report

[Date of Earliest Event Reported]

PCS EDVENTURES!.COM, INC.

(Exact name of Registrant as specified in its Charter)

IDAHO	000-49990	82-0475383
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

345 Bobwhite Court, Suite 200

Boise, Idaho  83706

 (Address of Principal Executive Offices)

(208) 343-3110

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2011, Robert O. Grover was elected to the Company’s Board of Directors and has been appointed President of PCS International, one of the Company’s strategic business units.  Mr. Grover has been with PCS Edventures!.com since its inception, most recently serving as the Company’s President, Chief Operating Officer and Chief Technology Officer.  In addition to his new role as President of PCS International, Mr. Grover will continue to serve as the Company’s Chief Technology Officer.  There is no additional compensation to Mr. Grover for his service in these new positions.

Also on August 15, 2011, Leann R. Gilberg was appointed as CFO effective September 6, 2011.

Ms. Gilberg is 41 years of age.  She has no family relationships with any director, executive officer, or person nominated or chosen to become a director or executive officer of PCS.  Ms. Gilberg is paid an annual salary of $70,000 in cash and an additional $17,500 in restricted stock awards.

Since March 2010, Ms. Gilberg has served as a Consultant with Resources Global Professionals, where she assisted clients, including PCS Edventures!.com, in various aspects of accounting and financial reporting.  Her recent engagements have included working on periodic SEC filings, internal reporting, data integrity testing and accounting policy documentation.

As an Independent Accounting Consultant during the period May 2005 through March 2010, Ms. Gilberg served clients on an interim basis in a variety of accounting management positions, including Controller, Treasury Manager and Financial Reporting Manager.  Ms. Gilberg was Controller for an energy harvesting start-up company from June 2008 through the sale of the company’s assets in 2010.

From November 2003 through April 2005, Ms.  Gilberg was employed by Albertsons, Inc., an operator of over 450 grocery stores headquartered in Boise, Idaho.  From September 1992 to November 2003, Ms.   Gilberg worked with two of the leading firms in the public accounting industry -- KPMG LLP and Arthur Andersen LLP.   She gained business and accounting experience by serving publicly-traded and privately-owned companies in such industries as forest products, retailing, oil and gas, manufacturing and agriculture, along with governmental entities and not-for-profit organizations.   Her experience in public accounting included testing and documentation of internal controls, assisting on an initial public offering (IPO), SEC filings and work on comfort letters to underwriters.

Ms. Gilberg is a Certified Public Accountant, earning a Bachelors Degree in Business Administration (Accounting Emphasis) from the University of Montana.  She is a past member and Chairperson of the University of Montana Accounting Advisory Board.

Item 7.01  Regulation FD Disclosure.

See the Press Release dated August 15, 2011, Exhibit 99.1.

Item 9.01 Financial Statements and Exhibit

(d)

Exhibit No.

Exhibit Description

99.1

Press Release

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PCS EDVENTURES!.COM, INC.

Dated:	8/16/2011	By:	/s/ Valerie L. Grindle
Valerie L. Grindle
CEO, CFO and director

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